Exhibit 99.2

CLOVIS ONCOLOGY ANNOUNCES UPSIZING AND PRICING OF PUBLIC

OFFERING OF COMMON STOCK

BOULDER, Colo., June 20, 2017 – Clovis Oncology, Inc. (NASDAQ:CLVS) announced today the pricing of an underwritten public offering of 3,409,091 shares of its common stock at $88.00 per share, before underwriting discounts and commissions. The size of the offering was upsized from $250 million to $300 million. In addition, the underwriters have a 30-day option to purchase up to an additional 511,363 shares of common stock from Clovis Oncology on the same terms and conditions.

The offering is expected to close on June 26, 2017, subject to customary closing conditions.

Clovis Oncology intends to use the net proceeds of the offering for general corporate purposes, including sales and marketing expenses associated with Rubraca® (rucaparib) in the United States and, if approved by the European Medicines Agency (EMA), in Europe, funding of its development programs, general and administrative expenses, acquisition or licensing of additional product candidates or businesses and working capital.

J. P. Morgan Securities LLC and BofA Merrill Lynch are acting as joint book-running managers for the offering. Stifel and SunTrust Robinson Humphrey are acting as co-managers for the offering.

The shares of Clovis Oncology common stock described above are being offered only by means of a prospectus supplement and related prospectus pursuant to an effective shelf registration statement previously filed with the Securities and Exchange Commission. Copies of the final prospectus supplement, when available, and related prospectus relating to this offering may be obtained from J. P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717 or by calling toll-free (866) 803-9204, or from BofA Merrill Lynch, NC1-004-03-43, 200 North College Street, 3rd floor, Charlotte NC 28255-0001, Attn: Prospectus Department, or by email to dg.prospectus_requests@baml.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor will there be any sale of these securities, in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Clovis Oncology

Clovis Oncology, Inc. is a biopharmaceutical company focused on acquiring, developing and commercializing innovative anti-cancer agents in the U.S., Europe and additional international markets. Clovis Oncology targets development programs at specific subsets of cancer populations, and simultaneously develops, with partners, diagnostic tools intended to direct a compound in development to the population that is most likely to benefit from its use. Clovis Oncology is headquartered in Boulder, Colorado and has additional offices in San Francisco, California and Cambridge, United Kingdom.

To the extent that statements contained in this press release are not descriptions of historical facts regarding Clovis Oncology, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve substantial risks and uncertainties that could cause our actual results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the timing and size of the offering, the conditions affecting the capital markets, general economic, industry, or political conditions, and the satisfaction of customary closing conditions related to the proposed public offering. Clovis Oncology undertakes no obligation to update or revise any forward-looking statements. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of the company in general, see the prospectus supplement and related prospectus for this offering as well as Clovis Oncology’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its other reports filed with the Securities and Exchange Commission.

Contacts:

Anna Sussman 303.625.5022 asussman@clovisoncology.com	Breanna Burkart 303.625.5023 bburkart@clovisoncology.com